As filed with the Securities and Exchange Commission on August 2, 2013

Registration No. 333-189799

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MiX TELEMATICS LIMITED

(Exact Name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name Into English)

South Africa	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Howick Close

Waterfall Park, Midrand, South Africa 1686

(27) 11-654-8000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

MiX Telematics North America Inc.

750 Park of Commerce Blvd., Suite 100

Boca Raton, Florida 33487

(561) 404-2934

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth G. Alberstadt, Esq. Carlos E. Méndez-Peñate, Esq. Akerman Senterfitt LLP 666 Fifth Avenue, 20th Floor New York, New York 10103 Telephone: (212) 880-3800 Fax: (212) 880-8965	Elliott Wood, Esq. Werksmans Attorneys Private Bag 10015 Sandton, 2146 Johannesburg, South Africa Telephone: +27 (11) 535-8303 Fax: +27 (11) 535-8603	Anna T. Pinedo, Esq. Morrison & Foerster LLP 1290 Avenue of the Americas New York, New York 10104 Telephone: (212) 468-8000 Fax: (212) 468-7900	David Yuill, Esq. Bowman Gilfillan PO Box 785812 Sandton, 2146 Johannesburg, South Africa Telephone: +27 (11) 669-9000 Fax: +27 (11) 669-9001

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee
Ordinary shares, no par value (3)	$125,000,000	$17,050 (4)

(1)	Includes 23,610,350 ordinary shares represented by American Depositary Shares (“ADSs”), which the underwriters may purchase solely to cover over-allotments, if any.
(2)	Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(3)	A separate registration statement on Form F-6 will be filed for the registration of ADSs issuable upon the deposit of the ordinary shares registered hereby. Each ADS represents 25 ordinary shares.
(4)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment No. 3 to the Registration Statement on Form F-1 (File No. 333-189799) (the “Registration Statement”) is to file certain exhibits to the Registration Statement as indicated in Item 8(a) of Part II of this amendment. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 6, 7, 8(b) or 9 of Part II of the Registration Statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 8(a) of Part II, the signature page to the Registration Statement and the filed exhibits.

Item 8. Exhibits and Financial Statement Schedules

(a) The following documents are filed as part of this Registration Statement.

Exhibit number	Description

1.1	Form of Underwriting Agreement

3.1**	Memorandum of Incorporation of the Registrant

4.1**	Form of Deposit Agreement among the Registrant, The Bank of New York Mellon, as depositary, and the holders from time to time of American depositary shares issued thereunder, including the form of American depositary receipts

5.1**	Form of Opinion of Werksmans Attorneys, South African legal counsel of the Registrant

8.1**	Form of Tax Opinion of Werksmans Attorneys, South African legal counsel of the Registrant (included in Exhibit 5.1)

8.2**	Form of Tax Opinion of Akerman Senterfitt LLP, U.S. legal counsel of the Registrant

10.1**	TeliMatrix Group Executive Incentive Scheme, adopted by TeliMatrix Limited, dated October 8, 2007 including the Deed of Amendment, dated January 31, 2011 and the Second Deed of Amendment, dated September 13, 2011

10.2**	Agreement of Lease, dated October 2, 2007 between Thynk Industrial One (PTY) LTD and Matrix Vehicle Tracking (PTY) LTD and addendum thereto

10.3**	Updated Terms and Conditions of Employment of Stefan Joselowitz, dated November 18, 2008

10.4**	Contract of Employment between MiX Telematics North America, Inc. and Howard Guy Scott, dated May 24, 2011

10.5**	Offer of Employment and Standard Terms and Conditions, dated December 7, 2009 between the Registrant and Megan Pydigadu

10.6**	Standard Terms and Conditions of Employment, dated September 10, 2007 between TeliMatrix Group and Subsidiary Companies and Riëtte Botha

10.7**	Letter of Appointment, dated March 31, 2008 between Charles Tasker and TeliMatrix Limited

10.8**	Appointment to the TeliMatrix Board, dated September 10, 2007 between Terence Edward Buzer and TeliMatrix Limited

10.9**	Standard Terms and Conditions of Employment, dated January 1, 2012 between the Registrant and Brendan Patrick Horan

Exhibit number	Description

10.10**	Restraint of Trade, dated January 1, 2012, between the Registrant and Brendan Patrick Horan

10.11**	Standard Terms and Conditions of Employment, dated January 1, 2012 between the Registrant and Gert Pretorius

10.12**	Restraint of Trade, dated January 1, 2012 between the Registrant and Gert Pretorius

10.13**	Facility Letter, dated February 25, 2013 between The Standard Bank of South Africa Limited and the Registrant

10.14**	Facility Letter, dated March 25, 2013 between Nedbank Limited and MiX Telematics Africa (Proprietary) Limited

10.15**	Agreement of Loan, dated September 1, 2010 between Investec Bank Limited and the Registrant

10.16**	Agreement of Loan, dated August 18, 2008 between Investec Bank Limited and Telimatrix Ltd

10.17**	Agreement of Loan, dated January 17, 2011 between Investec Bank Limited and MiX Telematics Africa (Proprietary) Limited

10.18**	Amendment to Agreement of Loan, dated November 30, 2011 between Investec Bank Limited and MiX Telematics Africa (Proprietary) Limited

10.19**	Amendment to Agreement of Loan, dated October 10, 2012 between Investec Bank Limited and MiX Telematics Africa (Proprietary) Limited

10.20†**	Corporate Network Services Subscription Agreement, dated September 11, 2009 between MTN Service Provider (Proprietary) Limited and MiX Telematics International (Proprietary) Limited

10.21†**	Provision of Cellular Telephony Network Services Agreement, effective August 1, 2000 between Mobile Telephone Networks (Proprietary) Limited and the Registrant, as amended by Addendum effective July 10, 2012

10.22†**	Agreement, effective May 7, 2007 between Map Integration Technologies (Pty) Limited and Control Instruments (Pty) Limited

10.23†**	Google Maps API Premier License Agreement, effective April 1, 2012 between Google Ireland Limited and MiX Telematics International (Pty) Limited

10.24†**	Agreement, effective September 2, 2005 between Matrix Vehicle Tracking (Proprietary) Limited and Super Group Trading (Proprietary) Limited

10.25**	Form of Indemnification Agreement

21.1**	List of Subsidiaries

23.1**	Consent of Werksmans Attorneys (included in Exhibit 5.1)

23.2**	Consent of PricewaterhouseCoopers Inc.

24.1**	Powers of Attorney (included on signature page to the Registration Statement)

**	Previously filed.
†	Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Johannesburg, South Africa, on August 2, 2013.

MIX TELEMATICS LIMITED

By:	/s/ Stefan Joselowitz
Name: Stefan Joselowitz
Title: Director and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on August 2, 2013 in the capacities indicated.

Signature	Title

/s/ Stefan Joselowitz Stefan Joselowitz	Director and Chief Executive Officer (Principal Executive Officer)

* Megan Pydigadu	Group Financial Director (Principal Financial Officer and Principal Accounting Officer)

* Richard Bruyns	Chairman of the Board

* Riëtte Botha	Director and Executive—Special Projects

* Terence Buzer	Director and Executive—Development and Engineering

/s/ Howard Scott Howard Scott	Director and Executive—Strategy and Acquisitions

* Charles Tasker	Director and Executive—Fleet Solutions

* Hubert Brody	Director

* Robin Frew	Director

* Christopher Ewing	Director

* Enos Banda	Director

* Royston Shough	Director

* Anthony Welton	Director

*By:	/s/ Howard Scott
Howard Scott Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of MiX Telematics Limited, has signed this registration statement or amendment thereto in Boca Raton, Florida, on August 2, 2013.

MIX TELEMATICS NORTH AMERICA INCORPORATED

By:	/s/ Stefan Joselowitz
Name:	Stefan Joselowitz
Title:	Chairman
Authorized Representative in the United States

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